HEADS OF AGREEMENT

1. Parties

(1) The Syllabus Music Platform (UK) Ltd ("**Syllabus**");
(2) Pure Play Music Ltd ("**Pureplay**")

2. Term of Agreement

3 months from the date of execution hereof and thereafter until 30 days written notice is served by either party.

3. Services

3.1 Syllabus shall provide the following non-exclusive services to Pureplay:

(a) A&R services as more particularly described in clause 3.2 below ("**A&R**");

(b) consultancy services ("**Consultancy**") being broadly advising Pureplay on new catalogues of music available for its channels, potential partners, current music trends and new distribution outlets, to be outlined in a monthly report to be delivered by Syllabus; and

(c) any other such services as are agreed between the parties.

3.2 In relation to A&R, Syllabus shall process up to three thousand (3,000) tracks per month within twenty (20) working days of Pureplay uploading the tracks to a secure server accessible by Syllabus.

4. Fees

4.1 Pureplay shall pay Syllabus as follows:

(a) in respect of A&R, a fee of £2 for each track that is processed, for a minimum of 500 tracks per month, to be paid within 30 days of receiving each monthly invoice from Syllabus;

(b) in respect of Consultancy, the sum of £2000 on the 28th day of each month;

(c) such other fees as may be agreed in relation to any additional agreed services;

(d) any reasonable expenses from events, sponsorship etc., to be approved by Pureplay, in relation to any of Syllabus' services; and

(e) sums equal to 15% of monies payable by Pureplay (whether during or after the Term) to recording artists or other recording rights holders directly or indirectly introduced or referred to Pureplay by Syllabus, such sums to be payable to Syllabus on a monthly basis together with a reasonably detailed statement.

4.2 All fees set out in clause 4.1 are exclusive of VAT, which is payable if applicable.

5. Confidentiality

Neither party shall disclose any confidential information it receives about the other as a result of this agreement save as required in legal proceedings.

6. Miscellaneous

6.1 This is the entire understanding of the parties in respect of this subject matter.

6.2 No partnership is created by this agreement.

6.3 This agreement shall take precedence over any other terms agreed between the parties.

6.4 This agreement shall be construed under English Law and subject to the exclusive jurisdiction of the English Courts.

6.5 Until a more formal document replaces this Heads of Agreement, this agreement shall be binding upon the parties.

Read and agreed

on behalf of **The Syllabus Music Platform (UK) Ltd**	on behalf of **Pure Play Music Ltd**
date: 26.05.09	date: 05/27/09